EXHIBIT 23.1





                 Consent of Independent Auditors



We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the State Street Global Advisors Equity Compensation Plan of State Street Corporation and to the incorporation by reference therein of our report dated January 13, 1998, with respect to the consolidated financial statements of State Street Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                        /s/Ernst & Young LLP

                                        ERNST & YOUNG LLP




Boston, Massachusetts
September 28, 1998